ASSET PURCHASE AGREEMENT


                           dated as of August 29, 1997


                                      among

                              IMO INDUSTRIES INC.,
                          IMO INDUSTRIES (UK) LIMITED,
                        IMO INDUSTRIES (CANADA) INC. and
                               IMO INDUSTRIES GMBH
                                   as Sellers,


                               DH HOLDINGS CORP.,
                               GEMS SENSORS INC.,
                             HENGSTLER CANADA, INC.,
                             JACOBS HOLDING COMPANY,
                             VERWALTUNGSGESELLSCHAFT
                            REDTENBACHERSTRASSE MBH,
                              VEEDER-ROOT SARL, and
                              HENGSTLER ITALIA SRL,
                                    as Buyers

                                       and

                              DANAHER CORPORATION,
                             as the Parent of Buyers


                           THE GEMS SENSORS SEGMENT OF
                               IMO INDUSTRIES INC.

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I.

                           Definitions; Interpretation

1.1.  Definitions........................................................      2
1.2.  Interpretation.....................................................      8

                                   ARTICLE II.

                                Purchase and Sale

2.1.  Agreements to Purchase and Sell....................................      8
2.2.  Excluded Assets....................................................     10
2.3.  Assumed Liabilities................................................     11
2.4.  Excluded Liabilities...............................................     12
2.5.  Allocation of Assets and Liabilities...............................     14
2.6.  Subsidiary Shares..................................................     14
2.7.  Intercompany Receivables...........................................     15
2.8.  Procedures for Purchased Assets Not Transferable...................     15
2.9.  Encumbrances.......................................................     15

                                  ARTICLE III.

                                 Purchase Price

3.1.  Purchase and Sale..................................................     15

                                   ARTICLE IV.

                                     Closing

4.1.  Closing Date.......................................................     16
4.2.  Transactions at Closing............................................     16
4.3.  Risk of Loss.......................................................     17
4.4.  Allocation of Purchase Price.......................................     17

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
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                                   ARTICLE V.

                 Representations and Warranties of Seller Parent

5.1.  Organization and Qualification.....................................     18
5.2.  Authority Relative to This Agreement...............................     18
5.3.  No Conflict; Required Filings and Consents.........................     19
5.4.  Financial Statements...............................................     19
5.5.  Purchased Assets...................................................     20
5.6.  Confidentiality....................................................     20
5.7.  Brokers, Finders, etc..............................................     20
5.8.  Subsidiary Shares..................................................     20
5.9.  Taxes,.............................................................     20
5.10. Absence of Certain Changes or Events...............................     21
5.11. Personal Property; Real Property...................................     21
5.12. Imo Subsidiaries...................................................     22

                                   ARTICLE VI.

                 Representations and Warranties of Buyer Parent

6.1.  Corporate Organization.............................................     22
6.2.  Authority Relative to This Agreement...............................     23
6.3.  No Conflict; Required Filings and Consents.........................     23
6.4.  Availability of Funds..............................................     24
6.5.  Brokers, Finders, etc..............................................     24

                                  ARTICLE VII.

                               Employment Matters


7.1.  Employment of Sellers' Employees...................................     24
7.2.  Pension Benefit Plans..............................................     25
7.3.  Welfare and Fringe Benefit Plans...................................     26
7.4.  Workers Compensation...............................................     27
7.5.  Employment Taxes...................................................     27




                                       ii

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
                                  ARTICLE VIII.

            Pre-Closing Covenants of Sellers, Buyer Parent and Buyers

8.1.  Covenants of Sellers, Buyer Parent and Buyers......................     28
8.2.  Additional Covenants of Sellers....................................     28

                                   ARTICLE IX.

                                   Conditions

9.1.  Conditions to Each Party's Obligation..............................     30
9.2.  Conditions to Obligation of Buyers.................................     30
9.3.  Conditions to Obligation of Sellers................................     31

                                   ARTICLE X.

                             Post-Closing Covenants

10.1. Availability of Records............................................     32
10.2. Tax Matters........................................................     33
10.3. Further Assurances.................................................     35
10.4. Post-Closing Transactions..........................................     35
10.5. Seller Parent's Agreement..........................................     35
10.6. Buyer Parent's Agreement...........................................     35
10.7. Use of Business Names by Buyer.....................................     35

                                   ARTICLE XI.

                          Indemnification and Survival

11.1. Indemnification....................................................     36
11.2. Adjustments to Indemnification Payments............................     37
11.3. Indemnification Procedures.........................................     37
11.4. Survival of Representations and Warranties, etc....................     39
11.5. Settlement of Insured Liabilities..................................     39
11.6. Subrogation........................................................     40




                                      iii

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
                                  ARTICLE XII.

                                   Termination

12.1. Termination of Agreement...........................................     40
12.2. Effect of Termination..............................................     40

                                  ARTICLE XIII.

                                  Miscellaneous

13.1. Assignment.........................................................     40
13.2. No Press Release Without Consent...................................     41
13.3. Confidentiality....................................................     41
13.4. Expenses...........................................................     41
13.5. Severability.......................................................     41
13.6. Entire Agreement...................................................     41
13.7. No Third Party Beneficiaries.......................................     42
13.8. Waiver.............................................................     42
13.9. Governing Law......................................................     42
13.10. Counterparts......................................................     42
13.11. Choice of Forum...................................................     42
13.12. Notices...........................................................     42
13.13. Construction......................................................     44
13.14. Bulk Transfer.....................................................     44

                                  ARTICLE XIV.

                              Restrictive Covenants

14.1.  Non-Competition; Non-Disclosure...................................     44
14.2.     ...............................................................     45





                                       iv

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Exhibits:

I         Transitional Services Agreement


Schedules:

2.3 All leases and other liabilities and obligations related to the Sellers' sales operations

4.2(b)   Allocation of the Purchase Price

5.12     Imo Subsidiary Non-Business Related Liabilities

7.1(a)   List of Transitioning Employees

7.1(d)   List of Nontransitioning Employees

7.3(b) Disability and post-retirement health and life insurance benefits payable to Transitioning Employees


Annex:

I        Required filings




                                       v

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                                                                  Execution Copy




                  ASSET PURCHASE AGREEMENT dated as of August 29, 1997, among IMO INDUSTRIES INC., a Delaware corporation ("Seller Parent"), IMO INDUSTRIES
(UK) LIMITED, a corporation organized under the laws of England and a wholly owned subsidiary of Seller Parent ("Imo UK"), IMO INDUSTRIES (CANADA) INC., a corporation organized under the laws of Canada and a wholly owned subsidiary of Seller Parent ("Imo Canada"), IMO INDUSTRIES GMBH, a corporation organized under the laws of the Federal Republic of Germany and a wholly owned subsidiary of Seller Parent ("Imo Germany", and together with Seller Parent, Imo UK and Imo Canada, the "Sellers"), DANAHER CORPORATION, a Delaware corporation ("Buyer Parent"), DH HOLDINGS CORP., a Delaware corporation and a wholly owned subsidiary of Buyer Parent ("Danaher Delaware I"), GEMS SENSORS INC., a Delaware corporation and a wholly owned subsidiary of Danaher Delaware I ("Danaher Delaware II"), HENGSTLER CANADA, INC., a corporation organized under the laws of Canada and an indirect wholly owned subsidiary of Buyer Parent ("Danaher Canada"), JACOBS HOLDING COMPANY, a corporation organized under the laws of England and an indirect wholly owned subsidiary of Buyer Parent ("Danaher UK"), VERWALTUNGSGESELLSCHAFT REDTENBACHERSTRASSE MBH, a corporation organized under the laws of the Federal Republic of Germany and an indirect wholly owned subsidiary of Buyer Parent ("Danaher Germany"), VEEDER-ROOT SARL, a corporation organized under the laws of France and an indirect wholly owned subsidiary of Buyer Parent ("Danaher France"), and HENGSTLER ITALIA SRL, a corporation organized under the laws of Italy and an indirect wholly owned subsidiary of Buyer Parent ("Danaher Italy"; and together with Danaher Delaware I, Danaher Delaware II, Danaher Canada, Danaher UK, Danaher Germany and Danaher France, the "Buyers").

                  WHEREAS Sellers, through Seller Parent's GEMS Sensors Segment, Seller Parent's wholly owned subsidiaries Imo Industries SRL ("Imo Italy"), Imo Industries SARL ("Imo France") and Weka AG ("Imo Switzerland") and Imo UK's wholly owned subsidiary Imo Industries Limited, company no. 1735937 ("Imo UK Sub", and together with Imo Italy, Imo France and Imo Switzerland, the "Imo Subsidiaries"), and the Gems Sensors Segments of Imo Canada and Imo Germany (collectively, the "GEMS Sensors Segment"), manufacture, sell and market a variety of products that perform critical liquid sensing, measurement and control functions, such as level and flow switches, pressure transducers, tank level indication systems and other visual level indicators (the "Business"); and

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                  WHEREAS Sellers wish to sell all of the assets of the Business
(including all Subsidiary Shares) to Buyers (other than specified Excluded Assets), and Buyers wish, and Buyer Parent wishes to cause Buyers, to purchase such assets from Sellers and assume all of Sellers' liabilities in connection therewith (other than specified Excluded Liabilities);

                  NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements and provisions herein contained, the parties hereto agree as follows:


                                   ARTICLE I.

                           Definitions; Interpretation

                  1.1. Definitions. The following terms have the following meanings when used herein:

                  "Acquisition" has the meaning set forth in Section 3.1.

                  "Agreement" means this Asset Purchase Agreement and all Exhibits and Schedules hereto.

                  "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person.

                  "Assumed Liabilities" has the meaning set forth in Section
2.3.

                  "Balance Sheet" has the meaning set forth in Section 5.4.

                  "Business" has the meaning set forth in the recitals hereof.

                  "Buyer Indemnitees" has the meaning set forth in Section 11.1(a).

                  "Buyer Parent" has the meaning set forth in the recitals hereof.

                  "Buyers" has the meaning set forth in the recitals hereof.

                  "Buyer's Welfare Plans" has the meaning set forth in Section 7.3(a).




                                       2

<pg$pcn>
                  "Closing" has the meaning set forth in Section 4.1.

                  "Closing Date" has the meaning set forth in Section 4.1.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contracts" means all contracts, arrangements, licenses, leases or other agreements, whether oral or written, primarily relating to, or used, held for use or intended to be used in connection with, the Business.

                  "Danaher Canada" has the meaning set forth in the recitals hereof.

                  "Danaher Delaware I" has the meaning set forth in the recitals hereof.

                  "Danaher Delaware II" has the meaning set forth in the recitals hereof.

                  "Danaher France" has the meaning set forth in the recitals hereof.

                  "Danaher Germany" has the meaning set forth in the recitals hereof.

                  "Danaher Italy" has the meaning set forth in the recitals hereof.

                  "Danaher UK" has the meaning set forth in the recitals hereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Excluded Assets" has the meaning set forth in Section 2.2.

                  "Excluded Liabilities" has the meaning set forth in Section
2.4.

                  "FICA" has the meaning set forth in Section 7.5(a).

                  "Financial Statements" has the meaning set forth in Section
5.4.

                  "FUTA" has the meaning set forth in Section 7.5(a).

                  "GAAP" means generally accepted accounting principles consistently applied in accordance with past practices of Sellers as it relates to the Business.




                                       3

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                  "GEMS Sensors Segment" has the meaning set forth in the
recitals hereof.

                  "Governmental Approval" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Governmental Authority.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States, any foreign jurisdiction or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Imo Canada" has the meaning set forth in the recitals hereof.

                  "Imo France" has the meaning set forth in the recitals hereof.

                  "Imo Germany" has the meaning set forth in the recitals hereof.

                  "Imo Italy" has the meaning set forth in the recitals hereof.

                  "Imo Subsidiaries" has the meaning set forth in the recitals hereof.

                  "Imo Subsidiary Debt" means all liabilities and obligations (including principal, interest, prepayment penalties or premiums and other fees and expenses) of (i) Imo UK Sub to Barclays Bank, (ii) Imo France to Barclays Bank and Societe Generale, (iii) Imo Italy to Credito Italiano and Comit Bank,
(iv) Imo Switzerland with respect to its mortgage bond indebtedness and (v) all other indebtedness of any Imo Subsidiary for moneys borrowed.

                  "Imo Switzerland" has the meaning set forth in the recitals hereof.

                  "Imo UK" has the meaning set forth in the recitals hereof.




                                       4

<pg$pcn>
                  "Imo UK Plan" has the meaning set forth in Section 7.2(d).

                  "Imo UK Sub" has the meaning set forth in the recitals hereof.

                  "Indemnified Party" has the meaning set forth in Section 11.3.

                  "Indemnifying Party" has the meaning set forth in Section
11.3.

                  "Intellectual Property" means all of Sellers' patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, mask works, know-how and other proprietary rights and information used, held for use or intended to be used primarily in connection with the operations and conduct of the Business.

                  "Intracompany" with respect to any financial relationship means a relationship that would be eliminated in a consolidated financial statement of the GEMS Sensors Segment.

                  "Inventories" has the meaning set forth in Section 2.1(b).

                  "Leased Real Property" means all interests leased pursuant to the Leases.

                  "Leases" means the real property leases, subleases, licenses and occupancy agreements pursuant to which any Seller or any of its subsidiaries is the lessee, sublessee, licensee or occupant other than real property leases, subleases, licenses and occupancy agreements included in Excluded Assets.

                  "Lien" means any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Contracts.

                  "Losses" has the meaning set forth in Section 11.1(a).

                  "Marked Materials" has the meaning set forth in Section 10.7.

                  "Material Adverse Effect" has the meaning set forth in Section 5.1.




                                       5

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                  "Net Debt" has the meaning set forth in Section 3.1.

                  "Nontransitioning Employees" has the meaning set forth in
Section 7.1(d).

                  "Owned Real Property" means the real property owned by Sellers and located at 1 Cowles Road, Plainville, Connecticut, together with all other structures, facilities, improvements, fixtures, systems, equipment and items of property presently or hereafter located thereon attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

                  "Permitted Liens" means Liens for Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of any Seller in accordance with GAAP.

                  "Person" means any individual, corporation, partnership, joint venture, trust or unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means any bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement or severance plan, program or policy, and any employment, termination or severance contract.

                  "Purchased Assets" has the meaning set forth in Section 2.1.

                  "Purchase Price" has the meaning set forth in Section 3.1.

                  "Real Property" means the Owned Real Property and the Leased Real Property.

                  "Receivables" means the US Receivable and the UK Receivable.

                  "Seller Indemnitees" has the meaning set forth in Section 11.1(b).

                  "Seller Parent" has the meaning set forth in the recitals hereof.

                  "Seller Parent's 401(k) Plan" has the meaning set forth in
Section 7.2(b).




                                       6

<pg$pcn>
                  "Seller Parent's Pension Plan" means Imo Industries Inc. Retirement Plan for U.S. Salaried Employees.

                  "Sellers" has the meaning set forth in the recitals hereof.

                  "Separate Covenant" has the meaning set forth in Section 14.2.

                  "Subordinated Debt" has the meaning set forth in Section
9.2(d).

                  "Subsidiary Shares" has the meaning set forth in Section 2.6.

                  "Taxes" means any federal, state, provincial, local, foreign or other income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, but not limited to, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, without limitation, taxes under section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof (including all interest and penalties thereon and additions thereto whether disputed or not).

                  "Tax Return" means any return, report, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, except as relates to the Imo Subsidiaries.

                  "Transactions" has the meaning set forth in Section 5.2.

                  "Transfer Taxes" has the meaning set forth in Section 10.2.2.

                  "Transitional Services Agreement" means the Transitional Services Agreement substantially in the form attached hereto as Exhibit I.

                  "Transitioning Employees" has the meaning set forth in Section 7.1(a).

                  "UK Receivables" means the intercompany account receivable of Imo UK from Imo UK Sub.




                                       7

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                  "US Receivable" means the intercompany account receivable of
Seller Parent from Imo UK Sub.

                  1.2. Interpretation. The headings contained in this Agreement, in any exhibit or schedule annexed hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever a reference in this Agreement is made to "each Seller" or "such Seller", such reference shall be a reference to Seller Parent as well as the other Sellers. When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". All accounting terms not defined in this Agreement shall have the meanings determined by GAAP. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms, and references to a person are also to its permitted successors and assigns. Whenever a reference in this Agreement is made to the "knowledge of Seller Parent", such reference will be deemed to refer to the actual knowledge of Philip W. Knisely, president of Seller Parent, John A. Young, Vice President and Assistant Secretary of Seller Parent, Michael Ryan, Vice President of Seller Parent or Joseph O. Bunting, III, Vice President of Seller Parent.


                                   ARTICLE II.

                                Purchase and Sale

                  2.1. Agreements to Purchase and Sell. Upon the terms and subject to the conditions of this Agreement, at the Closing Sellers shall, and Seller Parent shall cause Imo Canada, Imo Germany and Imo UK to, sell, transfer, convey, assign and deliver to Buyers, and Buyers shall, and Buyer Parent shall cause Buyers to, purchase and accept from Sellers, all right, title, and interest of Sellers in and to all the properties, assets and rights of any kind on the Closing Date, whether tangible or intangible, real or personal, of Sellers primarily relating to, or used, held for use or intended to be used in connection with, the Business, except for the Excluded Assets (collectively, the "Purchased Assets"), including the following properties, assets and




                                       8

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rights (to the extent primarily relating to, or used, held for use or intended to be used in connection with, the Business):

                  (a) all machinery, equipment, furniture, furnishings, automobiles, trucks, vehicles, tools, dies, molds and parts and similar property (including, but not limited to, any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person);

                  (b) all inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies (collectively, the "Inventories"), including Inventories held at any location controlled by Sellers and Inventories previously purchased and in transit to any Seller at such locations;

                  (c) all rights in and to products sold or leased (including, but not limited to, products hereafter returned or repossessed and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) arising primarily out of the operations or conduct of the Business;

                  (d) all rights (including but not limited to any and all Intellectual Property rights) in and to the products sold or leased and in and to any products under research or development prior to or on the Closing Date arising primarily out of the operations or conduct of the Business;

                  (e) all of the rights of Sellers under all Contracts, including, without limitation, purchase and sale orders, any right to receive payment for products sold or services rendered, and to receive goods and services, pursuant to such Contracts and to assert claims and take other rightful actions in respect of breaches, defaults and other violations of such Contracts and otherwise;

                  (f) all credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items;

                  (g) all notes and accounts receivable, including Intracompany accounts receivable, held by Sellers and all notes, bonds and other evidences of indebtedness of and rights to receive payments from any Person held by Sellers;

                  (h) all Intellectual Property and all rights thereunder or in respect thereof, including rights to sue for and remedies against past, present and future infringements thereof, and rights of priority and protection of interests therein




                                       9

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         under the laws of any jurisdiction worldwide and all tangible embodiments thereof;

                  (i) all books, records, manuals and other materials (in any form or medium), including all records and materials maintained at the respective headquarters of Sellers, advertising matter, catalogues, price lists, correspondence, mailing lists, lists of customers, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, Intellectual Property disclosures, media materials and plates, accounting records, sales order files and litigation files;

                  (j) to the extent their transfer is permitted by law, all Governmental Approvals, including all applications therefor;

                  (k) all Real Property and all licenses, permits, approvals and qualifications relating to any Real Property issued to any Seller by any Governmental Authority;

                  (l) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by Sellers with respect to the Business or the ownership, use, function or value of any Purchased Asset, whether arising by way of counterclaim or otherwise;

                  (m) all guarantees, warranties, indemnities and similar rights in favor of Sellers with respect to any Purchased Asset;

                  (n) all partnership interests or any other equity interest in any corporation, company, limited liability company, partnership, joint venture, trust or other business association; and

                  (o) all goodwill generated by or associated with the Business.

                  2.2. Excluded Assets. Sellers shall not sell, transfer or assign, and Buyers shall not purchase, the following assets of Sellers (such assets being collectively referred to as the "Excluded Assets"):

                  (a) all rights of Sellers arising under this Agreement and the consummation of the transactions contemplated hereby;




                                       10

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                  (b) all cash, commercial paper, certificates of deposit and other bank deposits, treasury bills, investments and other cash equivalents and marketable securities;

                  (c) all corporate minute books, stock records and Tax Returns of Sellers and such other similar corporate books and records of Sellers as may exist on the Closing Date; provided, however, that Buyers shall be entitled to obtain copies of such other records of Sellers relating to the Purchased Assets as Buyer Parent may reasonably require in connection with the operation of the Business or use of the Purchased Assets subsequent to the Closing;

                  (d) subject to Section 10.7, all interests in and to the corporate names and logos of Sellers or any affiliates of any Seller (except for the names used in the Business), including "Imo", "Imo Industries Inc.," "Imo Industries (UK) Limited," "Imo Industries (Canada) Inc.," and "Imo Industries GmbH", the "Swirl" currently used in connection with the Gems Sensors trademark and all variants thereof and all rights to the use of such names as trademarks;

                  (e)  Inventories of Imo Canada;

                  (f) all intercompany receivables from any Seller or an affiliate of any Seller outside of the Business; and

                  (g) all rights to refunds of Taxes that are not assumed pursuant to Section 2.3(c) and that accrued prior to the Closing.

                  2.3. Assumed Liabilities. On the Closing Date, upon the terms and subject to the conditions of this Agreement, Buyers shall, and Buyer Parent shall cause Buyers to, assume the liabilities of Sellers listed below except for
(i) the Excluded Liabilities and (ii) liabilities to the extent reimbursed by Sellers' insurance policies (collectively, the "Assumed Liabilities"), including:

                  (a) the obligations of Sellers under the Contracts included as part of the Purchased Assets to the extent that they relate to the Business;

                  (b) all warranty claims for defective products whether manufactured prior to or after the Closing Date;

                  (c) all Taxes (i) relating to the Purchased Assets or the operation of the Purchased Assets for periods on or after the Closing Date; (ii) relating to the




                                       11

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         Imo Subsidiaries for periods prior to or after the Closing Date; and
         (iii) not based on income for periods prior to the Closing Date;

                  (d) all liabilities in respect of Transitioning Employees as set forth in Article VII except to the extent expressly retained by Sellers pursuant to Article VII;

                  (e) all intercompany payables obligations of the Business referred to in Section 2.7 and all Intracompany payables obligations of the Business, the related Intracompany accounts receivable of which are being purchased pursuant to Section 2.1(g);

                  (f) the underfunded accrued liability with respect to Seller Parent's United States Pension Plan, such liability to be discharged via a lump sum payment of $2,525,000 to Seller Parent on the Closing Date;

                  (g) all leases and other liabilities and obligations related to the operation of Sellers' sales offices listed on Schedule 2.3 hereto;

                  (h) all Imo Subsidiary Debt;

                  (i) all liabilities and obligations of Sellers relating to the pending claim by ERGHY against Imo France and Imo Germany; and

                  (j) all other liabilities, obligations and commitments, known or unknown, of Sellers arising out of the ownership, operation or conduct of the Business or the ownership, use or operation of the Purchased Assets, on or before the Closing Date if and to the extent such liabilities, obligations and commitments relate to the Business.


                  2.4. Excluded Liabilities. Buyers do not assume, and Buyer Parent does not assume, and will not become responsible for any of the following liabilities and obligations of Sellers (collectively, the "Excluded Liabilities"):

                  (a) all Taxes based on income relating to the Purchased Assets or the operation of the Purchased Assets for periods prior to the Closing Date other than Taxes relating to the Imo Subsidiaries;




                                       12

<pg$pcn>
                  (b) all liabilities and obligations of Sellers or the Business under notes payable to banks or other indebtedness for moneys borrowed, except as expressly assumed pursuant to Section 2.3(h);

                  (c) all liabilities with respect to Seller Parent's Pension Plan except as expressly assumed pursuant to Section 2.3(f);

                  (d) all liabilities and obligations relating to the Subordinated Debt;

                  (e) all liabilities and obligations relating to any claims, expenses, losses, costs or indebtedness incurred by II Acquisition Corp., Seller Parent or their affiliates in connection with the acquisition of Seller Parent by II Acquisition Corp.;

                  (f) all liabilities and obligations of the Sellers for any division of Sellers other than the GEMS Sensors Segment or for any discontinued operations or former division or subsidiary of the Sellers, except to the extent such discontinued operation, former division or subsidiary was owned or operated by the GEMS Sensors Segment;

                  (g) all liabilities and obligations of Sellers relating to Seller Parent's corporate headquarters operations or any other business segment except as relates to the Transitioning Employees;

                  (h) all leases and other liabilities and obligations related to the operation of Sellers' sales offices to the extent not listed on
         Schedule 2.3 hereto;

                  (i) all liabilities and obligations with respect to any current employee of the Business except as expressly assumed pursuant to Article VII;

                  (j) all intercompany payables obligations of the Business other than those expressly assumed pursuant to Section 2.3(e);

                  (k) all environmental liabilities, known or unknown, associated with the facility formerly owned and occupied by the Business in Hartford, Connecticut;

                  (l) all liabilities and obligations of any Seller to any current and former officers and directors of Sellers, other than Transitioning Employees and former officers and directors of Sellers who were employees of the GEMS Sensors Segment;




                                       13

<pg$pcn>
                  (m) all liabilities and obligations of the Sellers' relating to Sellers' former Barksdale and CEC businesses except for those arising from the distribution of Barksdale and CEC products by the GEMS Sensors Segment;

                  (n) all liabilities and obligations of any Seller to any current and former shareholders of Sellers;

                  (o) all liabilities and obligations of Sellers, II Acquisition Corp. or any of their affiliates to Credit Suisse First Boston Corporation and Schroder & Co. Inc. and their affiliates; and

                  (p) all other liabilities, obligations and commitments, known or unknown, of Sellers arising out of the ownership, operation or conduct of the business of Sellers other than the Business, or the ownership, use or operation of any assets of the Sellers other than the Purchased Assets, if and to the extent such liabilities, obligations and commitments relate to the business of the Sellers other than the Business.

                  2.5. Allocation of Assets and Liabilities. The Purchased Assets held by each individual Seller are being purchased by, and the Assumed Liabilities of such Seller are being assumed by, the specific Buyer or Buyers set forth in Schedule 4.2(b) hereto.

                  2.6. Subsidiary Shares. (a) On the Closing Date, upon the terms and subject to the conditions of this Agreement, (i) Seller Parent shall sell, and Danaher Delaware I shall, and Buyer Parent shall cause Danaher Delaware I to, purchase, all of the shares of capital stock of Imo Switzerland,
(ii) Seller Parent shall sell, and Danaher Italy shall, and Buyer Parent shall cause Danaher Italy to, purchase, all of the shares of capital stock of Imo Italy, (iii) Seller Parent shall sell, and Danaher France shall, and Buyer Parent shall cause Danaher France to, purchase, all of the shares of capital stock of Imo France, and (iv) Imo UK shall, and Seller Parent shall cause Imo UK to, sell, and Danaher UK shall, and Buyer Parent shall cause Danaher UK to, purchase, all of the shares of capital stock of Imo UK Sub (the shares of capital stock referred to in clauses (i), (ii), (iii) and (iv), the "Subsidiary Shares").

                  (b) Seller Parent shall, and shall cause each Seller to, transfer to Buyers on the Closing Date the corporate minute books and stock ledgers of the Imo Subsidiaries.




                                       14

<pg$pcn>
                  2.7. Intercompany Receivables. On the Closing Date, upon the terms and subject to the conditions of this Agreement, (a) Seller Parent shall sell, and Danaher UK shall, and Buyer Parent shall cause Danaher UK to, purchase, the US Receivable and (b) Imo UK shall, and Seller Parent shall cause Imo UK to, sell, and Danaher UK shall, and Buyer Parent shall cause Danaher UK to, purchase, the UK Receivable.

                  2.8. Procedures for Purchased Assets Not Transferable. If any consent required to transfer or assign any of the Contracts or any other property or rights included in the Purchased Assets cannot be obtained prior to the Closing Date and the Closing occurs, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of any Seller thereunder so that Buyers would not in fact receive all such rights, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof and Buyers shall not assume Sellers' obligations with respect thereto. Each Seller, each Buyer and Buyer Parent will cooperate to achieve a mutually agreeable arrangement under which Buyers would obtain the benefits and assume the obligations thereunder (but only to the extent such obligations would have constituted Assumed Liabilities if such assignment occurred on the Closing Date) from and after the Closing Date in accordance with this Agreement, including subcontracting, sublicensing or subleasing to Buyers, or under which Sellers would enforce for the benefit of Buyers, with Buyers assuming Sellers' obligations to the same extent as if it would have constituted an Assumed Liability and any and all rights of Sellers against a third Person thereto. Each Seller will pay promptly to the appropriate Buyer when received all monies received by such Seller after the Closing Date under any of the Contracts or any claim or right or any benefit arising thereunder to the extent that such Buyer would be entitled thereto pursuant hereto.

                  2.9. Encumbrances. Buyers shall acquire the Purchased Assets, including the Subsidiary Shares, free and clear of all liabilities, obligations and commitments of Sellers other than the Assumed Liabilities, and free and clear of all Liens other than Permitted Liens.


                                  ARTICLE III.

                                 Purchase Price

                  3.1. Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing and in addition to Buyers' assumption of the Assumed Liabilities, Sellers shall, and Seller Parent shall cause Imo UK, Imo Canada and Imo




                                       15

<pg$pcn>
Germany to, sell, transfer, convey, assign and deliver to Buyers, and Buyers shall, and Buyer Parent shall cause Buyers to, purchase and accept from Sellers all the right, title and interest of Sellers to and under the Purchased Assets, the Subsidiary Shares and the Receivables for an aggregate purchase price (the "Purchase Price") in an amount equal to:

                           (i) Eighty Five Million U.S. Dollars ($85,000,000)
                  less

                           (ii) the amount of the Net Debt as of the Closing
                  Date.

                  As used herein, the term "Net Debt" shall equal (i) the Imo Subsidiary Debt and less (ii) cash and temporary cash investments held by the Imo Subsidiaries. For purposes of calculating Net Debt, the Imo Subsidiary Debt shall be deemed to include the principal balance of, accrued but unpaid interest thereon, prepayment penalties if any and all other obligations payable or reimbursable by the applicable Imo Subsidiary on the applicable Imo Subsidiary Debt whether or not incurred or accrued by the Closing Date. For purposes of payment on the Closing Date, the Net Debt shall be determined as of two business prior to the Closing Date. The parties hereto shall act in good faith to adjust the Purchase Price for any changes in Net Debt as of the Closing Date, and Buyer Parent (on behalf of the Buyers) and Seller Parent (on behalf of itself and the other Sellers) shall make any necessary adjusting payments within fifteen (15) business days of the Closing. The purchase and sale of the Purchased Assets, the Subsidiary Shares and the Receivables and assumption of the Assumed Liabilities is referred to in this Agreement as the "Acquisition".


                                   ARTICLE IV.

                                     Closing

                  4.1. Closing Date. The closing of the purchase and sale of the Purchased Assets and the other transactions contemplated hereby (the "Closing") shall take place at the office of Debevoise & Plimpton, 875 Third Avenue, New York, New York, 10022, at 10:00 a.m., on a date that is no more than two business days after the satisfaction (or waiver) of all conditions set forth in
Article IX, or at such other place, time or date as Seller Parent and Buyer Parent may agree. The date on which the Closing actually occurs shall be referred to as the "Closing Date".

                  4.2. Transactions at Closing. At the Closing, and on the basis of the representations, warranties, covenants and agreements made herein and in the exhibits




                                       16

<pg$pcn>
hereto and in the certificates and other instruments delivered pursuant hereto, and subject to the terms and conditions hereof:

                  (a) Seller Parent shall (or shall cause Imo UK, Imo Canada or Imo Germany to) deliver to the appropriate Buyer (i) such appropriately executed deeds (in recordable form), bills of sale, assignments and other instruments of transfer relating to the Purchased Assets in form and substance reasonably satisfactory to Buyer Parent and its counsel and (ii) such other documents as Buyer Parent or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement;

                  (b) Buyer Parent shall, as agent for the Buyers, deliver to Seller Parent, for itself and as agent for the other Sellers, (i) payment in accordance with the allocation of the Purchase Price among the various Buyers and the various Sellers as set forth on Schedule 4.2(b), by wire transfer to a bank account or accounts designated in writing by Sellers (such designation to be made at least two business days prior to the Closing Date), immediately available funds in an amount equal to the Purchase Price; (ii) such appropriately executed assumption agreements and other instruments of assumption providing for the assumption of the Assumed Liabilities in form and substance reasonably satisfactory to Seller Parent and its counsel and (iii) such other documents as Seller Parent and its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement;

                  (c) Seller Parent shall (or shall cause Imo UK, Imo Canada or Imo Germany to) furnish to the appropriate Buyer at Buyer Parent's expense (i) such UCC and other Lien searches and (ii) such duly executed UCC-3 Termination or Partial Release Statements and other releases, in each case as Buyer Parent or its counsel shall reasonably request for the Purchased Assets; and

                  (d) The signing Sellers shall, and Seller Parent shall cause such Sellers to, and the signing Buyers shall, and Buyer Parent shall cause such Buyers to, execute and deliver the Transitional Services Agreement.

                  4.3. Risk of Loss. Until the Closing, any loss of or damage to the Purchased Assets from fire, casualty or any other occurrence not covered by insurance payable to Buyer Parent or any Buyer shall be the sole responsibility of Seller Parent.

                  4.4. Allocation of Purchase Price. The parties hereto agree to allocate the aggregate of the Purchase Price and the Assumed Liabilities among the Purchased




                                       17

<pg$pcn>
Assets in accordance with section 1060 of the Code and based on an allocation mutually agreed upon by Buyer Parent and Seller Parent, which shall be prepared by Buyer Parent, at Buyer Parent's expense, and delivered to Seller Parent not later than the date that is six months after the Closing Date. In connection with the preparation of the foregoing allocation, the parties hereto shall cooperate with each other and provide such information as any of them shall reasonably request. The parties hereto will each report the federal, state and local and other Tax consequences of the purchase and sale contemplated hereby (including the filing of IRS Form 8594) in a manner consistent with such allocation. The preliminary allocation of the Purchase Price among the Purchased Assets, the Subsidiary Shares and the Receivables is as set forth in Schedule 4.2(b), but remains subject to change based on the above principles.


                                   ARTICLE V.

                 Representations and Warranties of Seller Parent

                  Seller Parent represents and warrants to, and agrees with, Buyer Parent as follows:

                  5.1. Organization and Qualification. Seller Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each other Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each Seller has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect. Each Seller is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. The term "Material Adverse Effect" means any effect that is or is reasonably likely to be materially adverse to the business, operations, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Business.

                  5.2. Authority Relative to This Agreement. Each Seller that is executing and delivering this Agreement and the Transitional Services Agreement has




                                       18

<pg$pcn>
the necessary corporate power and authority to do so and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (the "Transactions"). The execution and delivery of this Agreement and the Transitional Services Agreement by each such Seller and the consummation by each such Seller of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of such Seller are necessary to authorize this Agreement, the Transitional Services Agreement and the and or to consummate the Transactions. This Agreement and the Transitional Services Agreement have been duly and validly executed and delivered by each such Seller and, assuming the due authorization, execution and delivery by Buyer Parent and the applicable Buyers, constitute the legal, valid and binding obligations of each such Seller enforceable against such Seller in accordance with their terms.

                  5.3. No Conflict; Required Filings and Consents. The execution and delivery of this Agreement and the Transitional Services Agreement by each applicable Seller do not, and the performance of this Agreement and the Transitional Services Agreement and the and by each such Seller will not, (i) conflict with or violate the Certificate of Incorporation or By-laws of Seller or the comparable organizational document of any other such Seller, (ii) assuming that required filings under the HSR Act and the filings listed in Annex I hereto are made by the appropriate parties, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to any such Seller or by which any property or asset of any such Seller is bound or affected or (iii) result in any breach of or constitute a default (or an event with which notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature on any property or asset of any such Seller pursuant to any Contract to which any such Seller or any of its subsidiaries is a party or by which any such Seller or any of its subsidiaries or any property or asset of any such Seller or any of its subsidiaries is bound or affected, except, in cases of (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

                  5.4. Financial Statements. Seller Parent has furnished to Buyer Parent (i) the unaudited balance sheet (the "Balance Sheet") of the GEMS Sensors Segment as of July 31, 1997, and (ii) the unaudited balance sheet and statements of income and cash flows of the GEMS Sensors Segment as of and for the years ended December 31, 1996, 1995 and 1994 (the statements referred to in clauses (i) and (ii) above, the "Financial Statements"). Each of the Financial Statements (i) has been prepared from the books and records of Seller Parent relating to the GEMS Sensors Segment in accordance with GAAP consistently applied (except in each case as may be described in




                                       19

<pg$pcn>
any notes included therein and except for the omission of footnotes) throughout the periods covered thereby and (ii) fairly presents, in all material respects, the financial condition, results of operations and cash flows of the GEMS Sensors Segment as of and for the dates and periods indicated.

                  5.5. Purchased Assets. The Purchased Assets comprise all assets required for the continued conduct of the Business by Buyers as now being conducted.

                  5.6. Confidentiality. Seller Parent has taken all steps necessary to preserve the confidential nature of all material confidential information (including, without limitation, any proprietary information) with respect to the Business, including but not limited to the manufacturing or marketing of any of the products or services of the Business.

                  5.7. Brokers, Finders, etc. All negotiations relating to this Agreement, the Transitional Services Agreement and the Transactions have been carried on without the participation of any Person acting on behalf of Seller Parent or its affiliates in such manner as to give rise to any valid claim against Buyer Parent or any of its subsidiaries for any brokerage or finder's commission, fee or similar compensation, or for any bonus payable to any officer, director, employee, agent or sales representative of or consultant to Seller Parent or its affiliates upon consummation of the Transactions.

                  5.8. Subsidiary Shares. Seller Parent owns directly or indirectly through Imo UK all of the Subsidiary Shares, and the Subsidiary Shares constitute all of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to each Imo Subsidiary) of each Imo Subsidiary, and there are no securities of any of the Imo Subsidiaries convertible or exchangeable for shares of capital stock or voting securities of such Imo Subsidiary. All of the Subsidiary Shares are duly authorized, validly issued, fully paid and nonassessable. Each Imo Subsidiary is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                  5.9. Taxes,

                  (a) There are no material Liens (other than Permitted Liens) on the Purchased Assets or on any assets of the Imo Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax.




                                       20

<pg$pcn>
                  (b) To Seller Parent's knowledge, (i) Sellers and the Imo Subsidiaries have filed all consolidated income tax returns that they were required to file as of the date of this Agreement; (ii) all such consolidated income tax returns were complete and correct in all material respects and (iii) Sellers and the Imo Subsidiaries have paid all consolidated income taxes owed by them.

                  (c) Sellers have made available to Buyer Parent true and correct copies of the United States consolidated income tax returns of Seller Parent.

                  (d) None of the Imo Subsidiaries is party to any Tax allocation or sharing agreement. None of the Imo Subsidiaries has any material liability for Taxes of any person other than the Imo Subsidiary itself, as transferee or successor, by contract, or otherwise.

                  5.10. Absence of Certain Changes or Events. Since June 30, 1997, Sellers have conducted the Business only in the ordinary course and in a manner consistent with past practice and, since June 30, 1997, there has not been (i) any change in the business, operations, properties, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of the Business having, individually or in the aggregate, a Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Business having, individually or in the aggregate, a Material Adverse Effect, (iii) any material change by Seller Parent in its accounting methods, principles or practices, (iv) any material revaluation by Seller Parent of any asset used in the Business (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), (v) any failure by Seller Parent to revalue any material asset used in the Business in accordance with GAAP, (vi) any entry by any Seller into any commitment or transaction material to the Business taken as a whole, (vii) except as disclosed to Buyer Parent, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of any of Sellers employed in the Business, except in the ordinary course of business consistent with past practice, or (viii) any entering into, renewal, modification or extension of, any contract, arrangement or agreement with any other party having, individually or in the aggregate, a Material Adverse Effect.

                  5.11. Personal Property; Real Property.




                                       21

<pg$pcn>
                  (a) With respect to the Business, Sellers have sufficient title to all their tangible properties and assets and sufficient right to use all their intangible properties and assets to conduct their respective businesses as currently conducted, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect.

                  (b) Seller owns good title to the Owned Real Property in fee simple, free and clear of all material Liens other than Permitted Liens and Liens reflected on the draft owner's policy of Lawyers' Title Insurance Corporation dated August 19, 1997 and the Owned Real Property is not subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of Seller Parent, has any such condemnation, expropriation or taking been proposed.

                  (c) Seller Parent owns title to the Subsidiary Shares free and clear of all Liens, except for Permitted Liens.

                  5.12. Imo Subsidiaries. Except as set forth on Schedule 5.12, no Imo Subsidiary has any liabilities or obligations of any kind or nature, whether known or unknown, absolute or contingent, accrued or unaccrued, asserted or unasserted or otherwise, except for liabilities and obligations relating to the Business.


                                   ARTICLE VI.

                 Representations and Warranties of Buyer Parent

                  Buyer Parent represents and warrants to, and agrees with, Seller Parent as follows:

                  6.1. Corporate Organization. Buyer Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, each Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and Buyer Parent and each Buyer has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a material adverse effect on the business,




                                       22

<pg$pcn>
operations, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of Buyer Parent and its affiliates, taken as a whole.

                  6.2. Authority Relative to This Agreement. Buyer Parent and each Buyer that is executing and delivering this Agreement and the Transitional Services Agreement has the necessary corporate power and authority to do so and to perform its obligations hereunder and thereunder and to consummate the Transactions. The execution and delivery of this Agreement and the Transitional Services Agreement by Buyer Parent and each such Buyer and the consummation by Buyer Parent and each such Buyer of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Buyer Parent and any such Buyer are necessary to authorize this Agreement, the Transitional Services Agreement or to consummate the Transactions. This Agreement and the Transitional Services Agreement have been duly and validly executed and delivered by Buyer Parent and each such Buyer and, assuming the due authorization, execution and delivery by the applicable Sellers, constitute legal, valid and binding obligations of Buyer Parent and each such Buyer enforceable against Buyer Parent and such Buyer in accordance with their terms.

                  6.3. No Conflict; Required Filings and Consents. The execution and delivery of this Agreement and the Transitional Services by Buyer Parent and by each applicable Buyer do not, and the performance of this Agreement and the Transitional Services Agreement by Buyer Parent and such Buyer will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Buyer Parent or the comparable organizational documents of any other such Buyer, (ii) assuming that required filings under the HSR Act and the filings listed in Annex I hereto are made or have been made by the appropriate parties, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to any such Buyer or by which any property or asset of Buyer Parent or any such Buyer is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Buyer Parent or any such Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Buyer Parent or any such Buyer is a party or by which Buyer Parent or any such Buyer or any property or asset of Buyer Parent or any such Buyer is bound or affected, except, in cases of (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business,




                                       23

<pg$pcn>
operations, financial condition, assets or liabilities (including, without limitation, contingent liabilities) of Buyer Parent or any such Buyer.

                  6.4. Availability of Funds. Buyer Parent has, or will have at the Closing, cash available sufficient to enable it to consummate the Transactions.

                  6.5. Brokers, Finders, etc. All negotiations relating to this Agreement and the Transactions have been carried on without the participation of any Person acting on behalf of Buyer Parent and its affiliates in such manner as to give rise to any valid claim against Seller Parent or its affiliates for any brokerage or finder's commission, fee or similar compensation.

                                  ARTICLE VII.

                               Employment Matters

                  7.1. Employment of Sellers' Employees. (a) Seller Parent will, and will cause each of its subsidiaries to, use all reasonable efforts to cause the employees listed on Schedule 7.1(a) who are currently employed by Sellers in the operation of the Business ("Transitioning Employees") to make available their employment services to Buyers.

                  (b) For a period of one year following the Closing Date, Buyers shall, and Buyer Parent shall cause Buyers to, offer employment to all such Transitioning Employees at wage or salary levels, as applicable, and with employee benefits that are in the aggregate substantially equivalent to, and no less favorable than, those provided to such Transitioning Employees by Sellers.

                  (c) Effective from and after the Closing, Buyers shall, and Buyer Parent shall cause Buyers to, assume and become solely responsible for (x) any and all liabilities in respect of the Transitioning Employees relating to or arising in connection with any actual or constructive termination of any such Transitioning Employee's employment with Sellers, Buyers or any of their affiliates, including any and all such liabilities relating to the claims of any such Transitioning Employee for any severance compensation or benefits (whether from Buyer Parent, Seller Parent or any of their respective affiliates), and (y) any and all liabilities for accrued but unpaid vacation, sick pay, salaries, wages, deferred compensation and similar payroll items for services rendered by the Transitioning Employees to Sellers prior to the Closing.




                                       24

<pg$pcn>
                  (d) From and after the Closing, each Seller shall remain solely responsible for any and all liabilities in respect of the employees listed on Schedule 7.1(d) who are currently employed in Sellers' field sales organization ("Nontransitioning Employees") including, but not limited to, such liabilities (i) for claims for severance compensation or benefits arising in connection with or related to any actual or constructive termination of employment with such Seller of any such Nontransitioning Employee before, on or after the Closing Date, including in connection with the consummation of the transactions contemplated by this Agreement and the Share Purchase Agreement dated as of July 25, 1997 between Seller Parent and II Acquisition Corp., and
(ii) for benefits accrued or, in the case of claims for medical or other welfare benefits, for claims incurred, under any Plan by the Nontransitioning Employee.

                  7.2. Pension Benefit Plans. (a) Effective as of January 1, 1998, Buyer Parent shall, or shall cause Buyers to, to the extent necessary, amend any existing defined contribution plan to provide for (i) the eligibility of the United States Transitioning Employees to participate in each such plan on the same basis as the Buyer Parent's similarly situated employees are then eligible to participate and (ii) the recognition under each such plan of all service of the United States Transitioning Employees with Sellers completed prior to the Closing for purposes of eligibility to participate and vesting under each such plan.

                  (b) Effective from and after the Closing, Seller Parent shall permit all United States Transitioning Employees who were eligible to participate in Seller Parent's 401(k) cash or deferred savings plan ("Seller Parent's 401(k) Plan") prior to Closing to continue to actively participate in such plan through December 31, 1997. In connection therewith, (i) Buyer Parent shall, or shall cause Buyers to, permit such United States Transitioning Employees to defer salary accrued on or after the Closing Date and through December 31, 1997 pursuant to the terms of Seller Parent's 401(k) Plan and shall contribute the amount of such deferrals plus any matching contributions, if applicable under Seller Parent's 401(k) Plan, to the trustee of Seller Parent's 401(k) Plan to be credited to such United States Transitioning Employees' respective accounts and (ii) with respect to United States Transitioning Employees with outstanding loan balances payable to their personal accounts under Seller Parent's 401(k) Plan, Buyer Parent shall, or shall cause Buyers to, to the extent permitted by law and authorized by such United States Transitioning Employee, deduct from each such United States Transitioning Employee's monthly salary and pay to the trustee of Seller Parent's 401(k) Plan the amount necessary to timely repay such


                                       25

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         loan pursuant to such United States Transitioning Employee's loan agreement under Seller Parent's 401(k) Plan.

                  (c) Seller Parent shall cause all United States Transitioning Employees who participated in Seller Parent's Pension Plan prior to Closing to continue to accrue benefits under such plan through December 31, 1997, such benefits to be at Buyers' expense.

                  (d) As soon as reasonably practicable following the Closing Date, the parties agree to use their commercially reasonable efforts to agree upon the principles pursuant to which assets and liabilities of the Imo Industries Pension and Life Assurance Plan (the "Imo UK Plan") related to the employees and pensioners of the GEMS Sensors Segment will be transferred from the Imo UK Plan to a qualified pension scheme to be designated by Danaher U.K. If the parties are unable to agree they will appoint a mutually acceptable arbiter to resolve such principles.

                  7.3. Welfare and Fringe Benefit Plans. (a) Effective as of January 1, 1998, Buyer Parent shall, or shall cause Buyers to, cause each Transitioning Employee and his eligible dependents to be eligible to participate in each employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) maintained by Buyer Parent (or Buyers) and each other benefit arrangement maintained by Buyer Parent for the benefit of similarly situated employees of Buyer Parent ("Buyer's Welfare Plans"). Notwithstanding the preceding sentence, from and after the Closing, Buyer Parent shall become solely responsible for all liabilities for claims of the Transitioning Employees and their eligible dependents incurred under those Plans that are basic accident or life insurance plans, whether incurred prior to, on or after the Closing Date. Subject to the preceding sentence and Section 7.3(b) hereunder, Sellers shall continue to cover all Transitioning Employees who were covered under any health, welfare and contributory benefit plans maintained by Sellers prior to Closing until December 31, 1997. In connection therewith, Buyer Parent shall reimburse Seller Parent for all costs related to such continuation of coverage as soon as practicable following Buyer Parent's receipt from Seller Parent of a detailed invoice describing such costs. Buyer Parent, Buyers and Sellers shall cooperate in ensuring that welfare benefit coverage for Transitioning Employees and their eligible dependents prior to the Closing is coordinated with such coverage provided after the Closing.

                  (b) From and after the Closing, Buyer Parent shall become solely responsible for (i) disability benefits payable under any Plan that is a disability benefit plan in respect of Transitioning Employees who, on the Closing Date, are on long term

                                       26


<pg$pcn>



disability status and entitled to benefits under such Plans and (ii) post-retirement health and life insurance benefits payable under the terms of any Plan that provides such post-retirement benefits in respect of those former employees of Sellers formerly employed in the same operation of the Business as the Transitioning Employees, including those employees set forth in the memorandum attached hereto as Schedule 7.3(b), who on the Closing Date, are receiving such post-retirement benefits under such Seller Parent Plan.

                  7.4. Workers Compensation. From and after the Closing Date, Buyer Parent and Buyers shall become solely responsible for any and all worker's compensation to or in respect of any Transitioning Employee relating to or arising in connection with any and all claims for workers' compensation benefits arising in connection with any occupational injury or disease.

                  7.5. Employment Taxes. (a) Sellers, Buyers and Buyer Parent will (i) treat each Buyer as a "successor employer" and each Seller as a "predecessor," within the meaning of sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transitioning Employees who are employed by Buyers for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA") and
(ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Transitioning Employee for the calendar year within which the Closing Date occurs.

                  (b) At the request of Buyer Parent with respect to any particular applicable Tax law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar Tax other than Taxes imposed under FICA and FUTA, Sellers, Buyers and Buyer Parent will (i) treat each Buyer as a successor employer and each Seller as a predecessor employer, within the meaning of the relevant provisions of such Tax law, with respect to Transitioning Employees who are employed by Buyers and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such Tax law with respect to each such Transitioning Employee for the calendar year within which the Closing Date occurs.


                                       27







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                                  ARTICLE VIII.

                  Pre-Closing Covenants of Sellers, Buyer Parent and Buyers

                  8.1.  Covenants of Sellers, Buyer Parent and Buyers.

                  8.1.1 Corporate and Other Actions. Each Seller, each Buyer and Buyer Parent shall take all necessary corporate action required to fulfill its obligations under this Agreement and to consummate the Transactions.

                  8.1.2 Approvals. Each Seller, each Buyer and Buyer Parent shall promptly make all filings, applications, statements and reports to all Governmental Authorities which are required to be made prior to the Closing Date by or on behalf of Buyer Parent or such Seller or Buyer pursuant to any applicable statute, rule or regulation in connection with this Agreement and the Transactions including, without limitation, the filings listed in Annex I hereto.

                  8.1.3 Hart-Scott-Rodino. Each of Buyer Parent and Seller Parent shall promptly (and, in any event, within 2 days after the date hereof) prepare and file with the Federal Trade Commission and the Department of Justice the notification and report form required under the HSR Act and the regulations promulgated thereunder (unless such form has already been so filed prior to the date hereof) and any further filings pursuant thereto as may be required.

                  8.1.4 Further Actions. Each Seller, each Buyer and Buyer Parent agree to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the Transactions.

                  8.2.  Additional Covenants of Sellers.

                  8.2.1 Conduct of Business. From the date hereof to the Closing Date, except as expressly permitted or required by this Agreement or as otherwise consented to by Buyer Parent in writing, Seller Parent will, and will cause Imo Canada, Imo UK and Imo Germany to:

                  (a) carry on the Business in, and only in, the ordinary course, in substantially the same manner as heretofore conducted, and use all reasonable efforts to preserve intact its present business organization, maintain its properties in good operating condition and repair, keep available the services of its present officers and significant employees, and preserve its relationship with


                                       28





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         customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

                  (b) pay accounts payable and other obligations of the Business when they become due and payable in the ordinary course of business consistent with prior practice;

                  (c) perform in all material respects all of its obligations under all Contracts and other agreements and instruments relating to or affecting the Business or the Purchased Assets, and comply in all material respects with all applicable laws applicable to it, the Purchased Assets or the Business;

                  (d) not enter into or assume any material agreement, contract or instrument relating to the Business, or enter into or permit any material amendment, supplement, waiver or other modification in respect thereof;

                  (e) not grant (or commit to grant) any increase in the compensation (including incentive or bonus compensation) of any employee of the GEMS Sensors Segment or institute, adopt or amend (or commit to institute, adopt or amend) any compensation or benefit plan, policy, program or arrangement or collective bargaining agreement applicable to any such employee;

                  (f) not issue, sell, pledge or otherwise dispose of any Subsidiary Shares or any securities convertible into or exchangeable for any such Subsidiary Shares, or any rights, warrants or options to acquire or with respect to any such Subsidiary Shares or convertible or exchangeable securities; and

                  (g) not effect any stock split, reverse stock split, reclassification with respect to any Imo Subsidiary or otherwise change the capitalization of any Imo Subsidiary as it exists on the date hereof.

                  8.2.2 Access to Information. Sellers will permit representatives of Buyer Parent and Buyers from and after the date hereof up to the Closing Date, to have access at all reasonable times to the books, accounts, records, properties, operations and facilities of every kind pertaining to the Business, and will furnish Buyer Parent and Buyers with such financial and operating data concerning Sellers as Buyer Parent shall from time to time reasonably request, subject to any confidentiality agreements to which any Seller may be a party.


                                       29






<pg$pcn>


                                   ARTICLE IX.

                                   Conditions

                  9.1. Conditions to Each Party's Obligation. The obligation of each Buyer to purchase the Purchased Assets, and the obligation of each Seller to sell, assign, transfer, convey and deliver the Purchased Assets to Buyers, shall be subject to the satisfaction on or prior to the Closing of the following conditions:

                  (a) Approvals. The waiting period under the HSR Act shall have expired or been terminated. All authorizations, consents, orders or approvals of, or declarations or filings with, or other expirations of waiting periods imposed by, any Governmental Authority necessary for the consummation of the Transactions shall have been obtained or filed or shall have occurred.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the Transactions shall be in effect.

                  9.2. Conditions to Obligation of Buyers. The obligation of each Buyer to purchase and pay for the Purchased Assets is subject to the satisfaction (or waiver by such Buyer) at and as of the Closing of each of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Seller Parent contained in this Agreement and in any certificate, document or instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respects.

                  (b) Performance of Obligations of Sellers. Each Seller shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing.


                                       30





<pg$pcn>



                  (c) Fairness Opinion. Buyer Parent shall have received an opinion from Alex. Brown & Sons, Inc. or another nationally recognized investment bank to the effect that the Acquisition is fair to Buyer Parent's stockholders from a financial point of view.

                  (d) Legal Opinion. Buyer Parent shall have received an opinion from Debevoise & Plimpton, stating that, in the opinion of such counsel, the transactions contemplated by this Agreement will not violate any of the covenants contained in the Indenture, dated as of April 15, 1996, between Seller Parent and IBJ Schroder Bank & Trust Company, as Trustee relating to Seller Parent's 11-3/4% Senior Subordinated Notes due 2006 (the "Subordinated Debt").

                  (e) Regulatory Approvals. Buyers shall have received all necessary permits and approvals required under the Swiss law known as Lex Friedrich in connection with the acquisition of the share capital of Imo Switzerland; provided, however, that this condition shall apply only to the obligations of Buyers at the closing to acquire the share capital of Imo Switzerland.

                  9.3. Conditions to Obligation of Sellers. The obligation of each Seller to sell, assign, transfer, convey, and deliver the Purchased Assets is subject to the satisfaction (or waiver by such Seller) at and as of the Closing of each of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Buyer Parent contained in this Agreement and in any certificate, document or instrument delivered in connection herewith shall be true and correct in all material respects on and as of the date of this Agreement and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct in all material respects as of such date or time); provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified shall be true and correct in all respect.

                  (b) Performance of Obligations of Buyer Parent and Buyers. Buyer Parent and each Buyer shall have performed or complied in all material respects with all obligations, conditions and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing.


                                       31






<pg$pcn>



                  (c) Fairness Opinion. Seller Parent shall have received an opinion from Schroder & Co. Inc. or another nationally recognized investment banking firm to the effect that the Acquisition is fair, from a financial standpoint, to Seller Parent, its Restricted Subsidiaries (as defined in the Subordinated Debt indenture) and its stockholders.

                  (d) Buyer Parent shall have paid to Seller Parent in same day funds an amount equal to $850,000 in respect of reimbursement of a portion of the fee incurred by Seller Parent payable to Credit Suisse First Boston Corporation in connection with the tender offer by II Acquisition Corp. for shares of Seller Parent. It is understood and agreed by Buyer Parent and Seller Parent that Buyer Parent was not and is not a participant in or in any way involved in the acquisition of Seller Parent by II Acquisition Corp.

                                   ARTICLE X.

                             Post-Closing Covenants

                  10.1. Availability of Records. (a) After the Closing, Buyer Parent shall make available to Seller Parent as reasonably requested by Seller Parent, its agents and representatives, any taxing authority and any Governmental Authority all information, records or documents relating to the Business or the employees of Sellers and the Imo Subsidiaries for all periods prior to Closing and shall, subject to the second succeeding sentence, preserve all such information, records and documents until the later of (i) seven years after the Closing, (ii) the expiration of all statutes of limitations for Taxes for periods prior to the Closing or extensions thereof applicable to any Seller for Tax information, records or documents or (iii) the required retention period for all government contract information, records or documents. Buyer Parent shall also make available to Seller Parent, as reasonably requested by Seller Parent, personnel responsible for preparing or maintaining information, records and documents, in connection with Tax matters, environmental matters, governmental contracts, litigation or potential litigation, including claims for workers' compensation, product liability, general insurance liability and automobile insurance liability. Prior to destroying, during the record retention period described in the second preceding sentence, any records related to any Seller or any Imo Subsidiary for the period prior to the Closing Date, Buyer Parent shall notify Seller Parent 30 days in advance of any such proposed destruction of its intent to destroy such records, and Buyer Parent will permit Seller Parent to retain any such records which Seller Parent requests be saved within this 30 day period, but Buyer Parent shall have the right to destroy any records not so identified at the end of such 30 day period.


                                       32





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                  (b) After the Closing, Seller Parent shall make available to
Buyer Parent as reasonably requested by Buyer Parent, its agents and representatives, any taxing authority and any Governmental Authority all information, records or documents relating to the Business or the employees related to the Business for all periods prior to Closing and shall, subject to the second succeeding sentence, preserve all such information, records and documents until the later of (i) seven years after the Closing, (ii) the expiration of all statutes of limitations for Taxes for periods prior to the Closing or extensions thereof applicable to Buyer Parent for Tax information, records or documents or (iii) the required retention period for all government contract information, records or documents. Seller Parent shall also make available to Buyer Parent, as reasonably requested by Buyer Parent, personnel responsible for preparing or maintaining information, records and documents, in connection with Tax matters, environmental matters, governmental contracts, litigation or potential litigation, including claims for workers' compensation, product liability, general insurance liability and automobile insurance liability. Prior to destroying, during the record retention period described in the second preceding sentence, any records related to for the period prior to the Closing Date, Seller Parent shall notify Buyer Parent 30 days in advance of any such proposed destruction of its intent to destroy such records, and Seller Parent will permit Buyer Parent to retain any such records which Buyer Parent requests be saved within this 30 day period, but Seller Parent shall have the right to destroy any records not so identified at the end of such 30 day period.

                  10.2.  Tax Matters.

                  10.2.1 Tax Returns and Payments. Sellers shall, and Seller Parent shall cause Imo UK, Imo Canada and Imo Germany to, timely file all consolidated income Tax Returns, and pay when due and owing all income taxes, relating to the Purchased Assets for periods through and including the time of Closing. Buyers shall, and Buyer Parent shall cause Buyers to, cause the Imo Subsidiaries to file timely their respective tax returns, and to pay when due and owing all Taxes, to the extent such tax returns or taxes are required to be filed or paid. All such tax returns shall be complete and correct in all material respects.

                  10.2.2 Transfer Taxes. Buyer Parent shall be responsible for the timely payment of all sales (including, without limitation, bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, firearm, ammunition, license and other similar Taxes and fees ("Transfer Taxes"), arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement, except that Seller Parent shall be responsible for the timely payment of all stamp duty payable in connection with the transfer of the shares of Imo


                                       33





<pg$pcn>



UK Sub to Buyers. Seller Parent and Buyer Parent shall jointly be responsible for the preparation and timely filing of all Tax Returns required to be filed in respect of Transfer Taxes (including, without limitation, all notices required to be given with respect to bulk sales taxes), provided that Buyer Parent or Seller Parent shall be permitted to prepare any such Tax Returns that are the primary responsibility of Buyer Parent or Seller Parent, as the case may be, under applicable law. Buyer Parent's or Seller Parent's preparation of any such Tax Returns shall be subject to Seller Parent's or Buyer Parent's approval, as the case may be, which approval shall not be withheld unreasonably.

                  10.2.3 Property Tax Bills. Subject to the provisions of
Section 10.2.4, Buyer Parent shall pay property tax bills relating to the Purchased Assets which are due after the Closing Date. If Seller Parent receives any property tax bill applicable to the Purchased Assets, Seller Parent shall promptly send such property tax bill to Buyer Parent for payment by Buyer Parent as set forth above.

                  10.2.4 Cooperation. Without limiting the generality of Section 10.2.5, Buyer Parent shall fully cooperate with Seller Parent with respect to the preparation of each return or other document required to be filed or delivered to taxing authorities after the Closing Date in respect of any Taxes which are payable with respect to any period beginning before the Closing Date.

                  10.2.5 Assistance. Without limiting the generality of Section
10.2.1 or 10.2.4, after the Closing, Buyer Parent, on the one hand, and Seller Parent, on the other hand, shall provide each other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and, upon the request of the other, provide the other with, any records or information which may be relevant to such return, audit, examination or proceedings. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material to be provided hereunder and shall include furnishing to or permitting the copying by the requesting party of any records, returns, schedules, documents, work papers or other relevant materials which might reasonably be expected to be of use in connection with such return, audit, examination or proceedings. The party requesting assistance hereunder shall reimburse the party whose assistance is requested for the reasonable out-of-pocket expenses incurred by it in providing such assistance, but shall not be required to reimburse the party providing such assistance with respect to time of employees made available pursuant to this Section 10.2.


                                       34





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                  10.3. Further Assurances. Seller Parent and Buyer Parent shall each, and Seller Parent shall cause each of Imo Canada, Imo UK and Imo Germany to, and Buyer Parent shall cause the other Buyers to, execute any further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that Buyer Parent or Seller Parent, respectively, may reasonably request, in order to effectuate the Transactions and in order to grant, preserve, protect and perfect the validity of any security interests included in the Purchased Assets.

                  10.4. Post-Closing Transactions. In the event the parties hereto do not at the Closing effect the transfer and sale of the share capital of Imo Switzerland pursuant to Section 9.2(e), such transfer and sale shall be effected promptly upon the receipt by Buyers of the permits and approvals referred to in such Section 9.2(e). In the event that such permits or approvals have been denied by the relevant Governmental Authority or have not been obtained by December 31, 1997, Seller Parent shall pay to Danaher Delaware I an amount equal to the portion of the Purchase Price allocated to the share capital of Imo Switzerland as set forth in Schedule 4.2(b) (as may be subsequently adjusted).

                  10.5. Seller Parent's Agreement. Seller Parent agrees to cause Imo Canada, Imo UK and Imo Germany to duly and timely perform their respective obligations hereunder and under the Transitional Services Agreement.

                  10.6. Buyer Parent's Agreement. Buyer Parent agrees to cause Buyers to duly and timely perform their respective obligations hereunder and under the Transitional Services Agreement.

                  10.7. Use of Business Names by Buyer. To the extent the trademarks, service marks, brand names or trade, corporate or business names of any Seller are used by the GEMS Sensors Segment or the Business on stationery, signage, invoices, receipts, forms, packaging, advertising and promotional materials, product, training and service literature and materials, computer programs or like materials ("Marked Materials") or appear on Inventory at the Closing, Buyers may use such Marked Materials or sell such Inventory after the Closing for a period of one year without altering or modifying such Marked Materials or Inventory, or removing such trademarks, service marks, brand names, or trade, corporate or business names, but Buyers shall not thereafter use such trademarks, service marks, brand names or trade, corporate or business names in any other manner without the prior written consent of any Seller. Buyers may use the Imo "Swirl" in connection with the Gems Sensors Trademark for a period of two years following the closing date, but Buyer shall not


                                       35





<pg$pcn>



thereafter use such "Swirl" after such period without the prior written consent of the Seller Parent.


                                   ARTICLE XI.

                          Indemnification and Survival

                  11.1. Indemnification. (a) By Seller Parent. Seller Parent covenants and agrees to defend, indemnify and hold harmless, on an after-tax basis, Buyers and their officers, directors, employees, agents, advisers, representatives and affiliates (collectively, the "Buyer Indemnitees") from and against, and pay or reimburse the Buyer Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys' and accountants' fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, "Losses"), resulting from or arising out of

                           (i) any Excluded Liabilities (other than the
liabilities referred to in Section 2.4(l)) or Excluded Assets;

                           (ii) any inaccuracy of any of the representations or
                  warranties contained in Sections 5.9, 5.11 and 5.12;

                           (iii) any failure of any Seller to perform any
                  covenant or agreement hereunder; and

                           (iv) the matters disclosed on Schedule 5.12.

                  Notwithstanding anything to the contrary contained in this Agreement, the maximum aggregate liability of Sellers under this Section 11.1(a) shall not exceed the Purchase Price.

                  (b) By Buyer Parent. (i) Buyer Parent covenants and agrees to defend, indemnify and hold harmless, on an after-tax basis, Sellers and their officers, directors, employees, agents, advisers, representatives and affiliates (collectively, the "Seller Indemnitees") from and against any and all Losses resulting from or arising out of the Assumed Liabilities and the operation of the Business by Buyers or Sellers or Buyers' or Sellers' ownership, operation or use of the Purchased Assets whether prior to or


                                       36





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after the Closing Date, except to the extent such Losses result from or arise out of the Excluded Liabilities or constitute Losses for which Seller Parent is required to indemnify the Buyer Indemnitees under Section 11.1(a).

                  Notwithstanding anything to the contrary contained in this Agreement, the maximum aggregate liability of Buyer Parent under this Section 11.1(b)(i) shall not exceed the Purchase Price.

                  (ii) Buyer Parent covenants and agrees to defend, indemnify and hold harmless, on an after-tax basis, the Seller Indemnitees from and against any and all Losses resulting from or arising out of the environmental liabilities referred to in Section 2.4(l). Buyer Parent shall, promptly upon the request of Seller Parent, pay to Seller Parent any amount required to be paid by Seller Parent or any of its affiliates or subsidiaries, in respect of any Losses described in this Section 11.1(b)(ii) and any fees and expenses incurred by Seller Parent or any of its affiliates or subsidiaries in connection with defending against any claim that could result in such Loss or pursuing a claim against any third party (including insurance companies) for reimbursement, contribution or indemnification with respect to such Loss. Buyer Parent and Seller Parent agree that the intent of the preceding sentence is that Seller Parent shall not be required to make any "out of pocket" payments with respect to any such Loss.

                  11.2. Adjustments to Indemnification Payments. Any payment made by Seller Parent to the Buyer Indemnitees, on the one hand, or by Buyer Parent to the Seller Indemnitees, on the other hand, pursuant to Section 11.1 in respect of any claim shall be net of any insurance proceeds realized by and paid to the indemnified party in respect of such claim. The indemnified party shall use its reasonable efforts to make insurance claims relating to any claim for which it is seeking indemnification pursuant to Section 11.1; provided that the indemnified party shall not be obligated to make such an insurance claim if the indemnified party in its reasonable judgment believes that the cost of pursuing such an insurance claim together with any corresponding increase in insurance premiums or other chargebacks to the indemnified party, as the case may be, would exceed the value of the claim for which the indemnified party is seeking indemnification; provided further, that Seller Parent shall make any and all insurance claims and to pursue such claims in good faith and in a commercially reasonable manner as requested by Buyer Parent in connection with its indemnification obligations under Section 11.1(b)(ii), with all costs of making such claims to be borne by Buyer Parent pursuant to Section 11.1(b)(ii).

                  11.3. Indemnification Procedures. (a) In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the


                                       37





<pg$pcn>



"Indemnified Party") other than indemnification pursuant to Section 11.1(b)(ii), notice shall be given by the Indemnified Party to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party's expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party's Tax liability or the ability of Buyer to conduct the Business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 11.3 and the records of each shall be available to the other with respect to such defense.


                                       38






<pg$pcn>



                  (b) In the event any Indemnified Party should have a claim against any Indemnifying Party under Section 11.1(a) or (b)(i) that does not involve a third party claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall promptly deliver notice of such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within 10 business days following its receipt of such notice that the Indemnifying Party disputes its liability to the Indemnified Party under Section 11.1(a) or (b)(i), then such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of the Indemnifying Party under Section 11.1(a) or (b)(i) and the Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If the Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation.

                  (c) In the event the Buyer Parent is required to indemnify the Seller Indemnitees pursuant to Section 11.1(b)(ii), the Indemnifying Party shall promptly pay the Indemnified Party upon demand the amount demanded, and the Indemnified Party shall have no obligation to the Indemnifying Party with respect to such indemnification except pursuant to this Article XI.


                  11.4. Survival of Representations and Warranties, etc. The representations and warranties contained in Sections 5.9, 5.11 and 5.12 shall survive the Closing for a period equal to (i) the applicable statutory period for tax matters with respect to Section 5.9, and (ii) two years from and after the Closing Date with respect to Sections 5.11 and 5.12. Except as set forth in the preceding sentence, the representations and warranties contained in this Agreement shall not survive the Closing. The covenants of the parties including the covenants in Article XI shall survive the Closing and expire in accordance with their terms.

                  11.5. Settlement of Insured Liabilities. Buyer Parent covenants and agrees that it will promptly notify Seller Parent of any insured loss or claim that relates to the GEMS Sensors Segment. Seller Parent will to the extent permitted by law and Sellers' insurance policies and agreements, and without diminishing any applicable insurance coverage for such loss, permit Buyer Parent, at its cost and expense, to assume control of the handling of such claim and the defense and settlement of such claim, including claims made in respect of Losses referred to in Section 11.1(b)(ii).


                                       39





<pg$pcn>



Seller Parent and Buyer Parent hereto agree that they will not settle any such insured Losses without the other party's consent, which consent will not be unreasonably withheld, except that Buyer Parent may settle any insured Loss referred to in Section 11.1(b)(ii) without consent.

                  11.6. Subrogation. Seller Parent shall use its reasonable efforts to cause Buyer Parent to become subrogated to Seller Parent's rights with respect to any insurance coverage of Losses referred to in Section 11.1(b)(ii), provided the terms of Sections 11.1(b)(ii) and 11.3(c) have been complied with, with respect to such Losses.


                                  ARTICLE XII.

                                   Termination

                  12.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing Date with the mutual consent of Buyer Parent and Seller Parent.

                  12.2. Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 12.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, stockholders or affiliates, except as specified in Sections 13.3 and 13.4 and except for any liability resulting from such party's breach of this Agreement.


                                  ARTICLE XIII.

                                  Miscellaneous

                  13.1. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment shall be made on or prior to the Closing Date without the prior written consent of the other parties hereto. Notwithstanding the foregoing, at any time prior to the Closing Date, Buyer Parent may, without the consent of any Seller Parent, nominate one or more wholly owned subsidiaries of itself to which Sellers shall transfer some of the Purchased Assets, all as set forth in writing by Buyer Parent to Seller Parent; provided, however, that Buyer Parent shall at all times remain liable for


                                       40





<pg$pcn>



all its obligations hereunder. The obligations of any Seller set forth in this Agreement shall be binding upon the buyer or successor in interest to all or substantially all of the assets or business of such Seller.

                  13.2. No Press Release Without Consent. No press release related to this Agreement or the transactions contemplated herein, or other announcement to the employees, customers or suppliers of any Seller will be issued without the joint approval of Seller Parent and Buyer Parent, except any public disclosure which Seller Parent or Buyer Parent in its good faith judgment believes is required by law or by any stock exchange on which its securities or those of its affiliates are listed (in which case the party making the disclosure will use all commercially reasonable efforts to consult with the other party prior to making any such disclosure). Buyer Parent and Seller Parent will cooperate to prepare a joint press release to be issued at the time of the signing of this Agreement and on the Closing Date.

                  13.3. Confidentiality. Except as required by applicable law, all information related to the Business supplied to Buyer Parent and Buyers by Sellers shall be maintained in strict confidence by Buyer Parent and each Buyer and its employees, advisors and agents in accordance with the terms of Section 7 of the Letter of Intent between Buyer Parent and II Acquisition Corp. dated July 30, 1997, and in the event that this Agreement is terminated, all written materials relating thereto shall be returned to Seller Parent or destroyed as provided in such confidentiality agreement and Buyer Parent shall deliver an officer's certificate to Seller Parent certifying as to such return or destruction. In such event, Buyers and their employees, advisors and agent shall make no further use of such information whatsoever.

                  13.4. Expenses. Except as set forth in 9.3(d), each party shall bear its own expenses with respect to the Transactions.

                  13.5. Severability. Each of the provisions contained in this Agreement shall be severable, and the unenforceability of one shall not affect the enforceability of any others or of the remainder of this Agreement.

                  13.6. Entire Agreement. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all the parties hereto. This Agreement and the other agreements expressly contemplated hereby or attached hereto contain the entire agreement of the parties hereto with respect to the transactions covered hereby, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.


                                       41






<pg$pcn>



                  13.7. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective affiliates and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  13.8. Waiver. The failure of any party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.

                  13.9. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to the conflicts of laws provisions thereof.

                  13.10. Counterparts. More than one counterpart of this Agreement may be executed by the parties hereto, and each fully executed counterpart shall be deemed an original.

                  13.11. Choice of Forum. Buyer Parent, Buyers and Sellers agree that any suit, action or proceeding brought by either party against the other party to this Agreement in connection with or arising out of this Agreement shall be brought solely in the Federal Courts of the State of Delaware or, if such court lacks jurisdiction, in the State Courts of the State of Delaware.

                  13.12. Notices. All communications, notices and consents provided for herein shall be in writing and be given in person or by means of telex, facsimile or other means of wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type) or by mail, and shall become effective (a) on delivery if given in person, (b) on the date of transmission if sent by telex, facsimile or other means of wire transmission, or (c) four business days after being deposited in the United States mails, with proper postage and documentation, for first-class registered or certified mail, prepaid.

                  Notices shall be addressed as follows:

                  (i)  If to Buyer Parent or any Buyer, to:

                  Danaher Corporation
                  1250 24th Street, N.W.
                  Suite 800


                                       42





<pg$pcn>



                  Washington, D.C.  20037
                  Attention:  Patrick W. Allender
                  Facsimile Number:  (202) 828-0680

                  with a copy to

                  Wilmer, Cutler & Pickering
                  100 Light Street
                  Baltimore, Maryland  21202
                  Attention:  Mark Dewire
                  Facsimile Number:  (410) 986-2828

                  (ii)  If to any Seller, to:

                  Imo Industries Inc.
                  1009 Lenox Drive
                  Building Four West
                  Lawrenceville, New Jersey  08648
                  Attention:  General Counsel
                  Facsimile Number:  (609) 896-7688

                  with copies to:

                  Debevoise & Plimpton
                  875 Third Avenue
                  New York, NY  10022
                  Attention:  Meredith M. Brown
                  Facsimile Number:  (212) 909-6836

                  and

                  Constellation Capital Partners LLC
                  9211 Forest Hill Avenue
                  Suite 109
                  Richmond, Virginia  23235
                  Attention:  Philip W. Knisely
                  Facsimile Number:  (804) 560-4076

provided, however, that if any party shall have designated a different address by notice to the others, then to the last address so designated.


                                       43





<pg$pcn>



                  13.13. Construction. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

                  13.14. Bulk Transfer. The parties hereto hereby waive compliance with the provisions of any applicable bulk sales law of any jurisdiction in connection with the transactions contemplated hereby and no representation, warranty or covenant contained in this Agreement shall be deemed to have been breached as a result of such non-compliance. Seller Parent hereby agrees to indemnify, defend and hold Buyer Parent harmless from and against any and all Losses arising out of or relating to claims which may be asserted by third parties, including Governmental Authorities, against the Purchased Assets or any Buyer Indemnitees as a result of non-compliance with any applicable bulk sales law.


                                  ARTICLE XIV.

                              Restrictive Covenants

                  In consideration of the consummation of the transactions contemplated hereby, provided the Closing occurs:

                  14.1. Non-Competition; Non-Disclosure. Each Seller covenants and agrees not to, and Seller Parent covenants and agrees to cause Imo UK, Imo Canada and Imo Germany not to:

                           (a) For a period of five (5) consecutive years from
the Closing Date, directly or indirectly through any affiliate or other entity, as a principal, employee, partner, agent or otherwise, compete, assist in or provide financial resources to any activity which competes with the Business, including the designing, manufacturing, selling and servicing of products that perform critical liquid sensing, measurement and control functions, including level and flow switches, pressure transducers, tank level indication systems and other visual level indicators, as such Business is conducted, or to Seller Parent's knowledge, contemplated to be conducted, on the Closing Date anywhere in North America, any nation that is a member of the European Union, Switzerland, Norway, Japan, China, and Australia. The foregoing shall not restrict any Seller from owning ten (10%) or less of the securities of any competitor of the Business if such securities are listed on any national securities


                                       44





<pg$pcn>



exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc., if such Seller has no other connection or relationship, direct or indirect, with the issuer of such securities.

                           (b) Use or disclose to anyone except authorized
personnel of Buyer Parent and its subsidiaries and affiliates, whether or not for its benefit or otherwise, any confidential matters concerning the Business, including, without limitation, trade secrets, customer lists and credit records, employee data, sales representatives and their territories, mailing lists, consultancy arrangements, pricing policies, operational methods, marketing plans or strategies, product development and techniques or plans, research and development programs and plans, business acquisition plans, personnel plans, designs and design projects and any other research or business information concerning the Business which the Sellers currently deem to be confidential or proprietary (whether or not a trade secret under applicable law) provided, however, that, this covenant shall not apply to (i) information that is or becomes available to the general public other than as a result of a violation of the provisions of this Section 14.1(b) by such Seller, or (ii) becomes available to such Seller on a non-confidential basis from a source other than such Seller or its advisors, provided such source is not known by such persons to be subject to a confidentiality obligation to the Sellers or another party, (iii) information that is required to be disclosed under applicable law (provided that the disclosing party agrees to notify Buyer Parent in advance of such disclosure) or (iv) is independently invented, developed, discovered or investigated by any of them.

                           (c) For a period of two (2) consecutive years from
the Closing Date, directly or indirectly solicit, encourage to leave employment, or hire any employee of the Business.

                  14.2. Each Seller acknowledges that the foregoing restrictions are reasonable and necessary to protect the value to Buyer, of its acquisition of the Purchased Assets, and agrees that in the event of any breach thereof the harm to any Buyer will be irreparable and without adequate remedy at law, and therefore that injunctive relief with respect thereto will be appropriate. Such injunctive relief shall not be such Buyer's exclusive remedy, and shall be in addition to any other remedies to which such Buyer may be entitled, whether in law or in equity. Sellers waive any requirement for the posting of any bond or security as a condition to the granting of any injunction or other equitable relief. The covenants contained in Section 14.1(a) shall be deemed to be a series of separate covenants, one for each product line in each county and each city of every state or jurisdiction in which the GEMS Sensors Segment has heretofore conducted or now conducts the Business. Each such separate covenant is


                                       45





<pg$pcn>



referred to herein as a "Separate Covenant." If any court or tribunal of competent jurisdiction shall refuse to enforce one or more of the Separate Covenants because the time limit applicable thereto is deemed unreasonable, it is expressly understood and agreed that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings such time limitation shall be deemed to be reduced to the extent necessary to permit the enforcement of such Separate Covenant or Separate Covenants. If any court or tribunal of competent jurisdiction shall refuse to enforce any or all of the Separate Covenants because, taken together, they are more extensive (whether as to geographic area, scope of business or otherwise) than is deemed to be reasonable, it is expressly understood and agreed between the parties hereto that such Separate Covenant or Separate Covenants shall not be void but that for the purpose of such proceedings the restrictions contained therein (whether as to geographic area, scope of business or otherwise) shall be deemed to be reduced to the extent necessary to permit the enforcement of such Separate Covenant or Separate Covenants. In the event that a court or tribunal of competent jurisdiction otherwise determines that any of the foregoing provisions are unenforceable as stated, the parties intend that such restrictions be modified to permit the maximum enforceable restriction on competition with the Business by any Seller.


                                       46





<pg$pcn>



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                                            DANAHER CORPORATION


                                            By:  /s/  James H. Ditkoff
                                                 -------------------------------
                                                  Name:  James H. Ditkoff
                                                  Title:  Vice President

                                            DH HOLDINGS CORP.


                                            By:  /s/  James H. Ditkoff
                                                 -------------------------------
                                                  Name:  James H. Ditkoff
                                                  Title:  Vice President

                                            GEMS SENSORS INC.


                                            By:  /s/  James H. Ditkoff
                                                 -------------------------------
                                                  Name:  James H. Ditkoff
                                                  Title:  Vice President

                                            HENGSTLER CANADA, INC.


                                            By:  /s/  James H. Ditkoff
                                                 -------------------------------
                                                  Name:  James H. Ditkoff
                                                  Title:  Vice President

                                            JACOBS HOLDING COMPANY


                                            By:  /s/  James H. Ditkoff
                                                 -------------------------------
                                                  Name:  James H. Ditkoff
                                                  Title:  Director









<pg$pcn>



                                            VERWALTUNGSGESELLSCHAFT
                                              REDTENBACHERSTRASSE MBH


                                            By:  /s/  James H. Ditkoff
                                                 -------------------------------
                                                  Name:  James H. Ditkoff
                                                  Title:  Attorney-in-fact

                                            VEEDER-ROOT SARL


                                            By:  /s/  James H. Ditkoff
                                                 -------------------------------
                                                  Name:  James H. Ditkoff
                                                  Title:  Attorney-in-fact

                                            HENGSTLER ITALIA SRL


                                            By:  /s/  James H. Ditkoff
                                                 -------------------------------
                                                  Name:  James H. Ditkoff
                                                  Title:  Attorney-in-fact

                                            IMO INDUSTRIES INC.


                                            By:  /s/  Michael G. Ryan
                                                 -------------------------------
                                                  Name:  Michael G. Ryan
                                                  Title:  Vice President

                                            IMO INDUSTRIES (UK) LIMITED


                                            By:  /s/  Michael G. Ryan
                                                 -------------------------------
                                                  Name:  Michael G. Ryan
                                                  Title:  Vice President









<pg$pcn>



                                            IMO INDUSTRIES (CANADA) INC.


                                            By:  /s/  Michael G. Ryan
                                                 -------------------------------
                                                  Name:  Michael G. Ryan
                                                  Title:  Vice President

                                            IMO INDUSTRIES GmbH


                                            By:  /s/  Michael G. Ryan
                                                 -------------------------------
                                                  Name:  Michael G. Ryan
                                                  Title:  Vice President











<pg$pcn>









                                     Annex I

1. DH Holdings Corp. must obtain a permit in Switzerland under Lex Friedrich prior to completion of its acquisition of WEKA AG.










<pg$pcn>

                                 Schedule 4.2(b)

Buyer                          Asset                  Seller                       Consideration
-----                          -----                  ------                       -------------
GEMS Sensors, Inc.             GEMS US                Imo Industries Inc.          US $71,750,000(1)
                               Division               (Delaware)
Jacobs Holding                 A/R Imo UK             Imo Industries Inc.          US $ 5,000,000
Company                        Sub(2)
(England)
Hengstler Canada               GEMS Canada            Imo Industries               US $ 0
Inc.                           division               (Canada), Inc.
Jacobs Holding                 Imo Industries         Imo Industries               US $ 6,900,000
Company (England)              Limited                (UK) Limited
Jacobs Holding                 A/R Imo UK             Imo Industries               US $ 1,000,000
Company (England)              Sub                    (UK) Limited
Hengstler GmbH                 GEMS German            Imo Industries               US $(1,000,000)
(Germany)                      Division               GmbH
Veeder-Root SARL               Imo Industries         Imo Industries Inc.          US $   450,000
(France)                       SARL                   (Delaware)
Hengstler Italia SRL           Imo Industries         Imo Industries Inc.          US $   100,000
(Italy)                        SRL                    (Delaware)
DH Holdings Corp.              WEKA AG                Imo Industries Inc.          US $   800,000
(Delaware)                                            (Delaware)

--------

(1) This amount shall be reduced by the Net Debt as defined in Section 3.1.

(2) See Section 2.7 of the Agreement.